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EXHIBIT 99.1

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NEWS FROM:                                       Stewart & Stevenson
                                                 Corporate Headquarters
                        [LOGO]                   P.O. Box 1637
                                                 Houston, TX  77251-1637

                                        Client:  Stewart & Stevenson Services, Inc.

                                       Contact:  David Stewart, Director - Investor Relations
                                                 Stewart & Stevenson Services, Inc.
                                                 713-868-7657
FOR IMMEDIATE RELEASE
                                                 Ken Dennard/kdennard@easterly.com
                                                 Lisa Elliott/lisae@easterly.com
                                                 Easterly Investor Relations
                                                 713-529-6600
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                         STEWART & STEVENSON ANNOUNCES DIVIDEND

HOUSTON, TX - September 16, 2002 - STEWART & STEVENSON SERVICES, INC. (NASDAQ: SSSS), a leading manufacturer, distributor and provider of service for industrial and energy related equipment, and a manufacturer of medium tactical vehicles for the U.S. Army, announced that its Board of Directors declared a quarterly cash dividend of $.085 a share payable on November 8, 2002 to shareholders of record on October 31, 2002.

             Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides
   [LOGO] service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum, and transportation. For more information on Stewart & Stevenson visit www.ssss.com.



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